Exhibit 10.2

ARC GROUP WORLDWIDE, INC.
Advanced Forming Technology, Inc.
ARC WIRELESS, INC.
FLOMET LLC
GENERAL FLANGE & FORGE LLC
3D MATERIAL TECHNOLOGIES, LLC
and
QUADRANT METALS TECHNOLOGIES LLC

March 31, 2017

McLarty Capital Partners SBIC, L.P.

1 Rockefeller Plaza, Suite 1203

New York, New York 10020

Attention:  Christopher D. Smith, President and Managing Principal

Fax:  (212) 956-1066

Email: csmith@mclartycapital.com

Re: CONSENT, RELEASE AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Credit Agreement, dated as of November 10, 2014, (as amended by that certain First Amendment to Credit Agreement, dated as of December 29, 2014, as further amended by that certain Second Amendment to Credit Agreement, dated as of April 20, 2016, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (including hereby), the “Credit Agreement”), by and among ARC Group Worldwide, Inc., a Utah corporation (the “Parent”), each of the Borrowers party thereto (collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and McLarty Capital Partners SBIC, L.P., as administrative agent (in such capacity, including any successor and assign thereto, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Parent and the Borrowers have notified the Administrative Agent that the Parent intends to sell and transfer all of its Equity Interests of Arc Wireless LLC (“Wireless LLC”) or substantially all of the assets of Wireless LLC, in either case as a Non-Core Business Disposition (as defined in the Senior Credit Agreement) as permitted under Section 7.04(f) and 7.05(n) of the Senior Credit Agreement.

1.	Limited Consent & Release.

(a) Effective as of and from the Effective Date (as defined below), the Administrative Agent and the Required Lenders hereby consent to the Non-Core Business Disposition of Wireless LLC and prospectively waive solely those Events of Default under the Credit Agreement that would otherwise occur solely as a result of a Non-Core Business Disposition of Wireless LLC.

(b) The Administrative Agent, on behalf of the Lenders, and the Required Lenders hereby fully release Wireless LLC as a Loan Party as of the date hereof upon completion of the Non-Core Business Disposition of Wireless LLC.

(c) Nothing in this Amendment shall directly or indirectly be deemed a waiver of any Default or Event of Default, except as expressly set forth in Section 1(a) above, and shall not be deemed to prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.  The foregoing limited consent and waiver shall also not be deemed to operate as, or obligate the Administrative Agent or any Lender to grant any, future waiver or modification of or consent to any provision, term, condition or Default or Event of Default under the Credit Agreement.

2. Amendment to the Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Consolidated EBITDA” by deleting “and” at the end of clause (b)(ix) thereof, inserting “and” at the end of clause (b)(x) thereof and inserting the following as clause (b)(xi) thereof:

(xi) such additional amounts as set forth on that certain Test Period Calculation Schedule, dated March 31, 2017, delivered by the Administrative Agent, on behalf of the Lenders, to the Borrowers on March 31, 2017;

(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Fixed Charge Coverage Ratio” as set forth below:

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA minus the unfinanced portion of Capital Expenditures (other than Tooling Capex) minus expense for taxes paid in cash (other than (i) any taxes resulting from any gains realized as a result of any Non-Core Business Disposition and (ii) any taxes attributable to the income of any Borrower the Equity Interests of which are Disposed of in a Non-Core Business Disposition during such period) minus Restricted Payments paid in cash minus earn-out obligations paid in cash to (b) Fixed Charges, all calculated for the Parent and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

(c)Section 1.01 of the Credit Agreement is hereby amended by inserting the following additional definitions in the correct alphabetical order:

“Tooling Capex” means Capital Expenditures in connection with the production of tools for various customers of Borrowers which are financed with the proceeds of the Term Loan or other Indebtedness from a third-party financing source.

“Non-Core Business Disposition” means a Disposition by any Loan Party of all of the outstanding Equity Interests or all or substantially all of the assets of (a) Tekna Seal, (b) General Flange or (c) Wireless.

3. Conditions Precedent. This Amendment shall solely become effective upon the satisfaction of each the following conditions precedent (the date on which each such condition precedent is satisfied, the “Effective Date”):

(a)this Amendment has been duly executed by each Loan Party, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent shall have delivered to the Borrowers that certain Test Period Calculation Schedule dated March 31, 2017;

(c)the Senior Credit Agreement shall be in full force and effect as of the date hereof;

(d)as of the date hereof no Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or as a result of observing any provision hereof; and

(e)the Loan Parties shall have paid all reasonable fees and expenses (including without limitation, legal fees and expenses) of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents being executed or delivered in connection therewith.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

(a) Power and Authority. It has all requisite power and authority to execute and deliver this Amendment and perform its obligations hereunder.

(b) Authorization.  It has taken all necessary corporate or limited liability company action, as applicable, to duly authorize the execution and delivery of, and performance of its obligations under, this Amendment and this Amendment has been duly authorized and duly executed and delivered by its duly authorized officer or officers.

(c) Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the terms and provisions hereof (a) do not violate or contravene its Organization Documents or any applicable Laws or (b) conflict with or result in a breach or contravention of any provision of, or constitute a default under, any other agreement, instrument or document binding upon or enforceable against it.

(d) Validity and Binding Effect.  Upon satisfaction of the conditions set forth in Section 3 above, this Amendment shall constitute a legal, valid and binding agreement of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(e) Representations and Warranties in Credit Agreement.  The representations and warranties of each Loan Party contained in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

(f) No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, exemptions, authorizations, approvals, filings and actions which have been obtained or made and are in full force and effect.

(g) No Event of Default. No Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or as a result of observing any provision hereof.

5. Release. Immediately upon the execution and acceptance of this Amendment, each of the Parent, the Borrowers and the other Loan Parties and their respective successors, assigns, subsidiaries, affiliates, insurers, employees, attorneys, agents, representatives and other persons and/or entities connected therewith, hereby fully and forever compromises, settles, releases, acquits and discharges the Administrative Agent and the Lenders (collectively, the “Released Parties”) and each of the Released Parties’ present, former and future employees, successors, assigns, subsidiaries, affiliates, insurers, attorneys, agents, representatives and other persons and/or entities connected therewith (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of action (whether at law and/or in equity) and obligations of every nature whatsoever (whether liquidated or unliquidated, known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, fixed or contingent) that each of the Loan Parties has, had and/or may claim to have against any of the Releasees which arise from or relate to any actions which any of the Releasees have and/or may have taken or have and/or may have omitted to take prior to the date this Amendment was executed and without limiting the foregoing, with respect to the Credit Agreement and/or any documents executed or delivered in connection with the foregoing.

6.	Miscellaneous.

(a) Loan Documents Unaffected.  Each reference to the Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Credit Agreement as modified hereby.  Except as otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document, nor alter, modify, amend or in any way affect any provision of the Credit Agreement or any other Loan Document, including, without limitation, the guarantees under the Guarantee Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment is a Loan Document.

(b) Incorporation by Reference. Sections 10.01 (Amendments, etc.), 10.02 (Notices and Other Communications; Facsimile Copies), 10.04 (Attorney Costs and Expenses), 10.05 (Indemnification by the Borrowers), 10.07 (Successors and Assigns), 10.11 (Counterparts; Integration; Effectiveness), 10.12 (Electronic Execution of Assignments and Certain Other Documents), 10.13 (Survival of Representations and Warranties), 10.14 (Severability), 10.15 (GOVERNING LAW), and 10.16 (WAIVER OF RIGHT TO TRIAL BY JURY) are incorporated herein by reference, mutatis mutandis.

(c) Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

ARC GROUP WORLDWIDE, INC.,

as Parent

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title:  CFO

ADVANCED FORMING TECHNOLOGY, INC.,

as a Borrower

By:/s/ Drew M. Kelley

Name:  Drew M. Kelley

Title: CFO

ARC WIRELESS, INC.,

as a Borrower

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

flomet llc,

as a Borrower

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

GENERAL FLANGE & FORGE LLC,

as a Borrower

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

[Signature Page to Consent, Release and Third Amendment to Credit Agreement]

3d material technologies, llc,

as a Borrower

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

QUADRANT METALS TECHNOLOGIES LLC,

as a Borrower

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

ARC WIRELESS, LLC.,

as a Guarantor

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

ARC Metal Stamping, LLC,

as a Guarantor

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

Advance tooling concepts, LLC,

as a Guarantor

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

ThixoforMing LLC,

as a Guarantor

By:/s/ Drew M. Kelley

Name: Drew M. Kelley

Title: CFO

[Signature Page to Consent, Release and Third Amendment to Credit Agreement]

ACKNOWLEDGED AND AGREED

MCLARTY CAPITAL PARTNERS SBIC, L.P.,

as Administrative Agent and as a Lender

By:/s/ Christopher D. Smith

Name:  Christopher D. Smith

Title:  President and Managing Principal

[Signature Page to Consent, Release and Third Amendment to Credit Agreement]